CHOCK FULL O'NUTS CORPORATION

	     EMPLOYEE STOCK OWNERSHIP PLAN

		AS AMENDED AND RESTATED

		 THROUGH JUNE 30, 1994










	     CHOCK FULL O'NUTS CORPORATION

	     EMPLOYEE STOCK OWNERSHIP PLAN

		   TABLE OF CONTENTS


     ARTICLE   CONTENTS                            PAGE

	  PREAMBLE

     I    DEFINITIONS                                 1

     II   ELIGIBILITY AND SERVICE
	  2.1  Conditions of Eligibility              8
	  2.2  Termination of Eligibility             8
	  2.3  Crediting Service on
		    Reemployment                      8
	  2.4  Status of Reemployed
		    Participants                      8

     III  CONTRIBUTION AND ALLOCATION
	  3.1  Formula for Determining Employer's
	       Contribution                          10
	  3.2  Time of Payment of Employer's
		    Contribution                     10
	  3.3  Allocation of Contribution, Forfeitures
		    and Earnings                     10
	  3.4  Maximum Annual Additions              13
	  3.5  Adjustment for Excessive
		    Additions                        16

     IV   INVESTMENT POLICY
	  4.1  Investment Policy                     18
	  4.2  Application of Cash                   18
	  4.3  Loans to the Trust                    18

     V    VALUATIONS
	  5.1  Valuation of the Trust Fund           20
	  5.2  Method of Valuation                   20

     VI   DETERMINATION AND DISTRIBUTION OF BENEFITS
	  6.1  Determination of Benefits Upon
		    Retirement                       21
	  6.2  Determination of Benefits Upon
		    Death                            21
	  6.3  Disability Retirement Benefits        22
	  6.4  Determination of Benefits Upon
		    Termination                      22
	  6.5  Distribution of Benefits              24
	  6.6  How Plan Benefits Will be
		    Distributed                      25
	  6.7  Distributions For Minor
		    Beneficiaries                    25
	  6.8  Location of Participant or
		    Beneficiary Unknown              26
	  6.9  Limitations on Benefits and
		    Distributions                    26
	  6.10 Direct Rollovers                      26
	  6.11 Directed Investment Account           28

     VII  AMENDMENT, TERMINATION, AND MERGERS
	  7.1  Amendments                            29
	  7.2  Termination                           29
	  7.3  Merger or Consolidation               30

     VIII ADMINISTRATION
	  8.1  Powers and Responsibilities of
		    the Employer                     31
	  8.2  Assignment and Designation of
		    Administrative Authority         31
	  8.3  Allocation and Delegation of
		    Responsibilities                 31
	  8.4  Powers and Duties of the
		    Administrator                    32
	  8.5  Records and Reports                   33
	  8.6  Appointment of Advisors               33
	  8.7  Information from Employer             33
	  8.8  Payment of Expenses                   34
	  8.9  Majority Actions                      34
	  8.10 Claims Procedure                      34
	  8.11 Claims Review Procedure               34

     IX   MISCELLANEOUS
	  9.1  Participant's Rights                  36
	  9.2  Alienation                            36
	  9.3  Construction of Plan                  37
	  9.4  Gender and Number                     37
	  9.5  Legal Action                          37
	  9.6  Prohibition Against Diversion
		    of Funds                         37
	  9.7  Bonding                               38
	  9.8  Receipt and Release for
		    Payments                         38
	  9.9  Action by the Employer                38
	  9.10 Named Fiduciaries and
		    Allocation of Responsibility     39
	  9.11 Headings                              39
	  9.12 Notices and Deliveries                39
	  9.13 Uniformity                            40
	  9.14 Indemnification                       40
	  9.15 Voting Passthroughs, Tender
		    Offers; Rights                   40

     X    PARTICIPATING EMPLOYERS
	  10.1 Adoption by Other Employers           42
	  10.2 Requirements of Participating
		    Employers                        42
	  10.3 Designation of Agent                  42
	  10.4 Employee Transfers                    43
	  10.5 Participating Employer's
		    Contribution                     43
	  10.6 Discontinuance of
		    Participation                    43
	  10.7 Administrator's Authority             43







	     CHOCK FULL O'NUTS CORPORATION

	     EMPLOYEE STOCK OWNERSHIP PLAN


			PREAMBLE

	  The purpose of this Plan is to enable
     Participants to acquire stock ownership interests in the Employer and thereby share in the growth and prosperity of the Employer and accumulate capital for their future economic security. Therefore, it is intended that the assets of the Trust established under the Plan be invested primarily in Company Stock.

	  The Plan, adopted effective as of January 1, 1988 and hereby amended and restated effective as of January 1, 1992 (except for those provisions which contain a different effective date), is a stock bonus plan constituting an employee stock ownership plan under Section 4975(e)(7) of the Code intended to qualify under Section 401(a) of the Code.

	  The Plan is administered by the Administrator for the exclusive benefit of Participants (and their Beneficiaries), and all assets held under the Plan are administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust.





		       ARTICLE I
		      DEFINITIONS


     1.1  "Act" means the Employee Retirement Income
	       Security Act of 1974, as amended from time to time.

     1.2 "Administrator" means the person or persons designated by the Employer pursuant to
	       Section 8.1 to administer the Plan on behalf of the Employer.

     1.3 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code
	       Section 414(m)) which includes the Employer;
	       and any other entity required to be
	       aggregated with the Employer pursuant to Regulations under Code Section 414(o).

     1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant.

     1.5  "Anniversary Date" means January 1.

     1.6 "Beneficiary" means the Participant's spouse unless the Participant designate another person to whom the share of a deceased
	       Participant's total account is payable.

     1.7  "Code" means the Internal Revenue Code of
	       1986, as amended from time to time.

     1.8 "Company Stock" means common stock issued by the Employer which is readily tradeable on an established securities market.

     1.9 "Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

     1.10 "Compensation" means a Participant's total remuneration paid by the Employer as wages and salary for a calendar year, including incentive pay, bonuses, overtime pay, and amounts from the exercise of non-qualified stock options, but specifically excluding employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed. For all Plan Years beginning on or after January 1, 1989 and ending on or before December 31, 1993, Compensation in excess of $200,000 (as adjusted at the same time and in such manner as permitted under Code Section 415(d)) shall be disregarded.

	  For all Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan for a Plan Year shall not exceed $150,000, as adjusted for increases in the cost of living in accordance with
	       Section 401(a)(17)(B) of the Code.  In
	       determining the Compensation of a Participant for purposes of these limitations, Section 414(q)(6) of the Code shall apply, except that the term "family" shall include only the spouse of a Participant and any lineal descendants of the Participant who have not attained the age of 19 before the close of the year.

     1.11 "Credited Service" means Periods of Service credited to a Participant for all purposes according to the provisions of Article 2 herein. For vesting purposes hereunder
	       Service prior to January 1, 1988 shall be excluded. Service with any Affiliated
	       Employer shall be recognized for eligibility and vesting purposes of this Plan. Service rendered prior to the date on which a subsidiary or division becomes affiliated with the Employer, shall not be recognized for any Plan purposes, unless expressly provided for in an appendix hereunder.

     1.12 "Current Obligations" means Trust obligations arising from extension of credit to the Trust and payable in cash within one (1) year from the date an Employer contribution is due.

     1.13 "Eligible Employee" means any Employee other than (a) an Employee whose employment is governed by the terms of a collective bargaining agreement between Employee representatives and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in this Plan, (b) any person who is a "leased employee" within the meaning of
	       Section 414(n) of the Code and (c) any
	       Employee who is employed at a rate of less than 1,000 Hours of Service per year and who does not complete 1,000 Hours of Service with the Employer in a Plan Year.

     1.14 "Employee" means any person who is employed by the Employer, including any person who is a "leased employee" within the meaning of
	       Section 414(n) of the Code, or who is
	       employed as an independent contractor.

     1.15 "Employer" means Chock Full O'Nuts
	       Corporation and any Participating Employer
	       (as defined in Section 10.1) with the
	       approval of the Board of Directors of Chock
	       Full O'Nuts Corporation pursuant to Section
	       10.1 herein which shall adopt this Plan.

     1.16 "Employment Commencement Date" or
	       "Reemployment Commencement Date" means the date on which an Employee first performs, or again performs (after a Period of Severance) an Hour of Service with respect to the Employer.

     1.17 "ESOP" means an employee stock ownership plan that meets the requirements of Code Section
	       4975(e)(7) and Regulation Section 54.4975-11.

     1.18 "Exempt Loan" means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations and Section 4.3 hereof.

     1.19 "Family Member" means an individual described in Code Section 414(q)(6)(B).

     1.20 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

     1.21 "Fiscal Year" means the Employer's accounting year of 12 months commencing on August 1 of each year and ending the following July 31.

     1.22 "Forfeiture" means that portion of a Participant's Account that is not Vested.

     1.23 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason. For purposes of this Section 1.23, a "Former Participant" shall be treated as a Highly Compensated
	       Participant if such "Former Participant" was a Highly Compensated Participant when he separated from service with the Employer or was a Highly Compensated Participant at any time after attaining age 55.

     1.24 "415 Compensation" means compensation as defined in Section 4.4(d).

     1.25 "Highly Compensated Participant" means any Participant or Former Participant who is a highly compensated employee as defined in Code Section 414(q). Generally, any Participant or Former Participant is considered a Highly Compensated Participant if during the Plan Year or the preceding Plan Year such Participant or Former Participant:

	  (a)  was at any time a "five percent owner"
		    as defined in Code Section 414(q)(3);

	  (b)  received "415 Compensation" from the
		    Employer in excess of $75,000.  In
		    determining whether an individual has
		    "415 Compensation" of more than $75,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), and (m) shall be taken into account; or

	  (c)  received "415 Compensation" from the
		    Employer in excess of $50,000 and was in the top-paid group of Employees for the Plan Year. An Employee is in the top-paid group of Employees for any Plan
		    Year if such Employee is in the group
		    consisting of the top twenty (20)
		    percent of the Employees when ranked on
		    the basis of "415 Compensation" paid
		    during the Plan Year.  In determining
		    whether an individual has "415
		    Compensation" of more than $50,000, "415
		    Compensation" from each employer
		    required to be aggregated under Code
		    Sections 414(b), (c), and (m) shall be
		    taken into account.

     1.26 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment elationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. All Hours of Service hereunder shall be counted for the purpose of determining a Month of Service, a year of Audited Service, a one year Period of Severance, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor Regulations Sections 2530.200b-2(b) and (c) are incorporated herein by reference.

     1.27 "Late Retirement Date" means a Participant's actual Retirement Date after having reached his Normal Retirement Date.

     1.28 "Maternity or Paternity Leave of Absence" means an Employee's absence from work by reason of pregnancy of the Employee, by reason of birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

     1.29 "Month of Service" means a calendar month during any part of which an Employee completed an Hour of Service.

     1.30 "Non-Highly Compensated Participant" means any Participant or Former Participant who is neither a Highly Compensated Participant nor a Family Member.

     1.31 "Normal Retirement Date" means the later of the date on which a Participant attains the age of 65 years, or the fifth anniversary of the Participant's Employment Commencement
	       Date.

	  A Participant shall become fully Vested in his Account upon attaining his Normal
	       Retirement Date.

     1.32 "One Year Period of Severance" means a twelve
	  (12) consecutive month period following an Employee's Severance From Service Date during which an Employee does not perform an Hour of Service.

     1.33 "Other Investment Account" means the account of a Participant which is credited with his share of the net gain (or loss) of the Plan, Forfeitures and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

     1.34 "Participant" means any Eligible Employee who has become a Participant pursuant to Section
	       3.1 and where participation has not
	       terminated pursuant to Section 3.2.

     1.35 "Participant's Account" means the Company
	       Stock Account and the Other Investments
	       Account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's contributions.

     1.36 "Period of Service" or "Service" means a period of service commencing on the Employee's Employment Commencement Date or
	       Reemployment Commencement Date, whichever is applicable, and ending on the Severance From
	       Service Date.

     1.37 "Period of Severance" shall mean the period of time commencing on the Severance From
	       Service Date and ending on the date on which the Employee again performs an Hour of Service.

     1.38 "Plan" means this instrument, including all amendments thereto.

     1.39 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following
	       December 31.

     1.40 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

     1.41 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

     1.42 "Retirement Date" means the date as of which a Participant retires whether retirement occurs on a Participant's Normal Retirement
	       Date or Late Retirement Date.

     1.43 "Severance from Service Date" shall mean the earlier of:

	  (a)  the date on which an Employee's Service
	       is terminated by reason of his resignation, retirement, discharge or death; or

	  (b)  the first anniversary of the first date
	       of a period in which an Employee remains absent from Service (with or without Compensation) with the Employer for reasons other than those listed in (a) above, such as vacation, holiday, sickness, layoff, disability or an authorized leave of absence; or

	  (c)  in the case of a Maternity or Paternity
	       Leave of Absence, the second anniversary of the first date of such absence. The period between the first and second anniversaries is neither a Period of Service nor a Period of Severance.

     1.44 "Suspense Account" means a Former
	       Participant's Account which has not Vested.

     1.45 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by retirement.

     1.46 "Trust" means the legal entity resulting from the Trust Agreement between the Company and the Trustee who receives the Company's contributions to the Plan and holds, invests, and disburses funds to or for the benefit of Participants and their Beneficiaries.

     1.47 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

     1.48 "Unallocated Company Stock Suspense Account" means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants'
	       Company Stock Accounts.

     1.49 "Vested" means the portion of a Participant's
	       Account that is nonforfeitable.




		     ARTICLE II
		ELIGIBILITY AND SERVICE


     2.1  Conditions of Eligibility

	  Each Eligible Employee shall become a
	       Participant in the Plan as of the Anniversary Date next following the date he shall have completed six Months of Service, provided that he had (a) attained age 20-1/2 on or prior to such Anniversary Date, and (b) is still employed as an Eligible Employee on such Anniversary Date.

     2.2  Termination of Eligibility

	  In the event that the classification of a Participant shall change from that of an Eligible Employee to a ineligible Employee, such Former Participant shall continue to accrue Service under the Plan while an ineligible Employee. Additionally, his
	       Participant's Account under the Plan shall continue to share in the earnings of the Trust Fund.

     2.3  Crediting Service on Reemployment

	  (a)  If an Employee severs from Service by
	       reason of a quit, discharge, disability or retirement, and performs an Hour of Service within twelve months after the Severance from Service Date, such Period of Severance shall be considered a Period of Service.

	  (b)  If a Participant who is granted an
	       authorized leave of absence, incurred a
	       Severance from Service Date within twelve months of the date of such authorized leave of absence, by reason of a quit, discharge, retirement or death, and again performs an Hour of Service within twelve months of the date on which the Employee was first absent from service, such Period of Severance shall be considered a Period of Service.

     2.4  Status of Reemployed Participants

	  In the event that a Participant has a one year Period of Severance and is subsequently reemployed by the Employer his status in the Plan shall be determined as follows:

	       (a)  If such Participant was Vested in
	       his Account at the time he incurred such One
	       Year Period of Severance, he shall resume participation in the Plan effective as of his Reemployment Commencement Date.

	       (b)  If such Participant was not Vested
	       in his Account at the time he incurred such One Year Period of Severance and his Period of Severance exceeds his prior Period of Service, he shall be treated as a new
	       Employee as of his Reemployment Commencement
	       Date.






		       ARTICLE III
	      CONTRIBUTION AND ALLOCATION


     3.1  Formula for Determining Employer's
	       Contribution

	  (a)  For each Plan Year, the Employer shall
	       contribute to the Plan such amount as may be determined by its board of directors.

	  (b)  Employer contributions for each Plan
	       Year shall never be less than the amount required to enable the Plan to discharge its Current Obligations, notwithstanding whether some or all of such contributions may fail to qualify for income tax deductions by the Employer.

	  (c)  The Employer's contribution for any Plan
	       Year, subject to the limitation provided above, shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404.

     3.2  Time of Payment of Employer's Contribution

	  Employer contributions will be paid in cash, Company Stock or other property as the Employer's board of directors may from time to time determine. Company Stock and other property will be valued at their then fair market value. The Employer's contribution will be paid to the Plan on or before the date required to make such contribution a deduction on the Employer's federal income tax return for the year.

     3.3  Allocation of Contribution, Forfeitures and
	       Earnings

	  (a)  The Administrator shall establish and
	       maintain a Participant's Account in the name of each Participant to which the Administrator shall credit as of the last day of each Plan Year all amounts allocated to each such Participant as set forth herein.

	  (b)  The Employer shall provide the
	       Administrator with all information required by the Administrator to make a proper allocation of the Employer's contribution for each Plan Year and following the receipt by the Administrator of such information, the Administrator shall allocate such contribution to the Participant's Account of each Participant in the employ of the Employer on the last day of the Plan Year with respect to which such contribution pertains in the same proportion that each such Participant's Compensation for such year bears to the total Compensation of all Participants for such year.

	  (c)  The Company Stock Account of each
	       Participant shall be credited as of the last day of each Plan Year with his allocable share of Forfeitures of Company Stock and of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in his Company Stock Account shall be credited to his Company Stock Account when paid.

	       Company Stock acquired with the proceeds of any Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account, and shall only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.3(e) herein.

	       Company Stock received by the Trust
	       during a Plan Year with respect to a
	       contribution by the Employer for the
	       preceding Plan Year shall be allocated to the accounts of Participants as of the end of such preceding Plan Year.

	  (d)  As of each June 30 and December 31,
	       before allocation of Employer contributions and Forfeitures, any earnings or losses of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts (other than each Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' nonsegregated accounts (other than Participants' Company Stock Accounts) as of such date. Cash dividends on Company Stock allocated to each Participant's or Former Participant's nonsegregated accounts after the first month of the Plan Year shall not share in any earnings or losses of the Trust Fund for such year.

	       Earnings or losses include the increase
	       (or decrease) in the fair market value of assets of the Trust Fund (other than Company Stock in the Participants' Company Stock Accounts) since the preceding Valuation Date (as defined in Section 6.1 hereof). Earnings or losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan to the extent such income is used to repay the loan.

	  (e)  All Company Stock acquired by the Plan
	       with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. For each Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years (assuming level interest payments in the case of a varying rate loan, for purposes of the foregoing computations). As of each December 31, the Plan must consistently allocate to each Participant's Account in the same manner as Employer discretionary contributions are allocated shares and fractional shares of Company Stock representing each Participant's interest in assets withdrawn from the Unallocated Company Stock Suspense Account. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used to repay the Exempt Loan used to purchase such Company Stock.
	       Any income which is not so used must be
	       allocated as income of the Plan.

	  (f)  As of the last day of each Plan Year,
	       any amounts which became Forfeitures within that Plan Year shall be allocated among the Participants' Accounts in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for the year. In the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 3.4) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 3.4. However, a Participant shall not share in the Plan Forfeitures for a Plan Year unless employed by the Employer on the last day of such Plan Year.

	  (g) Notwithstanding the foregoing, the terms set forth in Appendix 3.3(g) attached hereto and incorporated herein shall govern the minimum allocations required for all Plan
	       Years in which the Plan is "Top Heavy" or "Super Top Heavy", as such terms are defined therein.

	  (h)  For the purposes of this Section, "415
	       Compensation", as defined in Section 3.4(d), shall be limited in accordance with the provisions of Section 1.10 hereof.

	  (i)  Any Participant who terminated
	       employment during the Plan Year for reasons other than retirement shall share only in the allocations of earnings or losses as provided in this Section.

     3.4  Maximum Annual Additions

	  (a)  Notwithstanding the foregoing, the
	       maximum "annual additions" credited to a Participant's Account for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year".

	  (b)  The dollar amount provided above shall
	       be increased by the lesser of the dollar amount determined above or the amount of Company Stock contributed, or purchased with cash contributed. The dollar amount shall be increased provided no more than one-third of the Employer's contributions for the year are allocated to Highly Compensated Participants.

	  (c) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's Account for any "limitation year" of Employer contributions and Forfeitures, and the following shall not be deemed "annual additions": (1) transfer of funds from one qualified plan to another; (2) Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan; and (3) Employer contributions applied to the payment of interest on an Exempt Loan if no more than one-third of the Employer contributions for the year are allocated to Highly Compensated Participants.

	  (d) For purposes of applying the limitations of Code Section 415, "415 Compensation" shall include Participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan paid during the "limitation year", but shall exclude (1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (B) any distributions from a plan of deferred compensation to the extent such amounts are includable in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferrable or is no longer subject to substantial risk of Forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee). For "limitation years" beginning after December 31, 1988, "415 Compensation" shall be limited in accordance with the provisions of Section 1.10 hereof.

	  (e) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the calendar year.

	  (f) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

	  (g)  For the purpose of this Section, all
	       qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

	  (h)  For the purpose of this Section, if the
	       Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Sections 414(b) and (c) as modified by Code Section 415(h) or is a member of an affiliated service group (as defined by Code Section 414(m)), all Employees of such Employers shall be considered to be employed by a single Employer.

	  (i)  Subject to the exception in Section
	       4.4(m) below, if an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

	  (j)  (1)  The defined benefit plan fraction
			 for any "limitation year" is a
			 fraction (A) the numerator of which
			 is the "projected annual benefit"
			 of the Participant under the Plan
			 (determined as of the close of the
			 "limitation year"), and (B) the
			 denominator of which is the greater
			 of the product of 1.25 multiplied
			 by the "protected current accrued
			 benefit" or the lesser of:  (i) the
			 product of 1.25 multiplied by the
			 maximum dollar limitation provided
			 under Code Section 415(b)(1)(A) for
			 such "limitation year", or (ii) the
			 product of 1.4 multiplied by the
			 amount which may be taken into
			 account under Code Section
			 415(b)(1)(B) for such "limitation
			 year".

	       (2)  For purposes of applying the
			 limitations of Code Section 415,
			 the "projected annual benefit" for
			 any Participant is the benefit,
			 payable annually, under the terms
			 of the Plan determined pursuant to
			 Regulation 1.415-7(b)(3).

	  (k)  The defined contribution plan fraction
	       for any "limitation year" is a fraction (A) the numerator of which is the sum of the "annual additions" to the Participant's accounts as of the close of the "limitation year", adjusted pursuant to Regulation 1.415-7(d)(1), and (B) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Employer:
	       (i) the product of 1.25 multiplied by the dollar limitation in effect under Code
	       Section 415(c)(1)(A) for such "limitation year" (determined without regard to Code
	       Section 415(c)(6)), or (ii) the product of
	       1.4 multiplied by the amount which may be taken into account under Code Section
	       415(c)(1)(B) for such "limitation year".

	  (l)  if the sum of the defined benefit plan
	       fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan for reasons other than described in 3.4(m) below, the Administrator shall limit, to the extent necessary, the "annual additions" to such Participant's accounts for such "limitation year". If, after limiting the "annual additions" to such Participant's Accounts for the "limitation year", the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then, in conjunction with the person or persons appointed to administer the defined benefit plan, effectuate an adjustment of the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

	  (m) If (1) the substitution of 1.00 for 1.25 and $41,500 for $51,875 above or (2) the
	       excess benefit accruals or "annual additions" provided for in Internal Revenue Service Notice 82-19 cause the 1.0 limitation to be exceeded for any Participant in any "limitation year", such Participant shall be subject to the following restrictions for each future "limitation year" until the 1.0 limitation is satisfied: (A) the Participant's accrued benefit under the defined benefit plan shall not increase, (B) no "annual additions" may be credited to a Participant's Accounts, and (C) no Employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Employer.

	  (n)  Notwithstanding anything contained in
	       this Section to the contrary, the
	       limitations, adjustments and other
	       requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

     3.5  Adjustment for Excessive Additions

	  (a)  If as a result of the allocation of
	       Forfeitures, a  reasonable error in
	       estimating a Participant's Compensation, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) hold any "excess amount" in a "Section 415 suspense account",
	       (2) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year", or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer contributions which would constitute "annual additions" are made to the Plan for such "limitation year", or (3) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year".

	  (b)  For purposes of this Article, "excess
	       amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 3.4.

	  (c)  For purposes of this Section, "Section
	       415 suspense account" shall mean an
	       unallocated account equal to the sum of
	       "excess amounts" for all Participants in the Plan during the "limitation year". The
	       "Section 415 suspense account" shall not share in any earnings or losses of the Trust
	       Fund.

	  (d)  The Plan may not distribute "excess
	       amounts" to Participants or Former
	       Participants.







		     ARTICLE IV
		   INVESTMENT POLICY

     4.1  Investment Policy

	  (a)  The Plan is a stock bonus plan intended
	       to invest  primarily in Company Stock.

	  (b)  With due regard to subparagraph (a)
	       above, funds under the Plan may also be invested in other property the ownership of which under the Code and the Regulations is permissible by the Trust.

     4.2  Application of Cash

	  Employer contributions in cash and other cash received by the Trust Fund shall first be applied to pay any Current Obligations of the Trust Fund.

     4.3  Loans to the Trust

	  (a) The Plan may borrow money, provided, the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

	       (1)  To acquire Company Stock.

	       (2)  To repay such loan.

	       (3)  To repay a prior Exempt Loan.

	  (b) All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt
	       Loans including but not limited to the
	       following:

	       (1)  The loan must be at a reasonable
		    rate of interest;

	       (2)  Any collateral pledged to the
		    creditor by the Plan shall consist only
		    of Company Stock purchased with the
		    borrowed funds;

	       (3)  Under the terms of the loan, any
		    pledge of Company Stock shall provide
		    for the release of shares so pledged on
		    a pro-rata basis pursuant to Article
		    III;

	       (4)  Under the terms of the loan, the
		    creditor shall have no recourse against
		    the Plan except with respect to such
		    collateral, earnings attributable to
		    such collateral, Employer contributions
		    (other than contributions of Company
		    Stock) that are made to meet Current
		    Obligations and earnings attributable to such contributions;

	       (5)  The loan must be for a specific
		    term and may not be payable at the
		    demand of any person except in the case
		    of default;

	       (6)  In the event of default upon an
		    Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

	       (7)  Exempt Loan payments during a Plan
		    Year must not exceed an amount equal to:
		    (A) the sum, over all Plan Years, of all contributions made by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions and earnings until the Exempt Loan is repaid.

	  (c)  For purpose of this Section, the term
	       "disqualified person" shall have the meaning ascribed to it in Section 4975(e) of the Code.








			ARTICLE V
		       VALUATIONS


     5.1  Valuation of the Trust Fund

	  The Administrator shall direct the Trustee, as of each June 30 and December 31, and at such other date or dates deemed necessary by the Administrator (herein called the "Valuation Date"), to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

     5.2  Method of Valuation

	  In determining the fair market value of
	       shares of Company Stock held in the Trust
	       Fund, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange as of the close of business on the Valuation Date.







		  ARTICLE VI
       DETERMINATION AND DISTRIBUTION OF BENEFITS


     6.1  Determination of Benefits Upon Retirement

	  Upon the Normal Retirement Date of a
	       Participant, all amounts credited to such Participant's Account (and not theretofore distributed pursuant to the election provided under the terms of Section 6.11 hereof) shall become distributable in accordance with the terms of Sections 6.5 and 6.6 hereof. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan shall continue until his Late Retirement Date, and thereupon, all amounts credited to such Participant's Account (and not theretofore distributed pursuant to the election provided under the terms of
	       Section 6.11 hereof) shall become
	       distributable in accordance with the terms of Sections 6.5 and 6.6 hereof.

     6.2  Determination of Benefits Upon Death

	  (a)  Upon the death of a Participant before
	       his Retirement Date or other termination of employment, all amounts credited to such Participant's Account shall become fully
	       Vested. On or before the last day of the Plan Year coinciding with or next following such death, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.5 and 6.6, to distribute the value of the deceased
	       Participant's Account to the Participant's
	       Beneficiary.

	  (b)  On or before the last day of the Plan
	       Year coinciding with or next following the death of a Former Participant, the Trustee, in accordance with the provisions of Sections
	       6.5 and 6.6, shall distribute any remaining amounts credited to the account of such deceased Former Participant to such Former Participant's Beneficiary.

	  (c)  The Administrator may require such
	       proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

	  (d)  The Beneficiary of the death benefit
	       payable pursuant to this Section shall be the Participant's spouse, except, however, the
	       Participant may designate a Beneficiary other than his spouse if:

	       (1)  the spouse has waived her right to
			 be the Participant's Beneficiary,
			 or

	       (2)  the Participant has no spouse, or

	       (3)  the spouse cannot be located.

	  In such event, the designation of a
	       Beneficiary shall be made on a form
	       satisfactory to the Administrator.  A
	       Participant may at any time revoke his
	       designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any such change or revocation. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

	  (e)  Any consent by the Participant's spouse
	       to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

     6.3  Disability Retirement Benefits

	  No disability benefits, other than those payable upon termination of employment, are provided in this Plan.

     6.4  Determination of Benefits Upon Termination

	  (a)  On or before the last day of the Plan
	       Year coinciding with or subsequent to the termination of a Participant's employment for any reason other than death or retirement, the Administrator shall direct the Trustee to segregate such Terminated Participant's Account, if the amount therein is Vested, which amount shall remain in a separate account for the Terminated Participant until such time as a distribution is made to the Terminated Participant. If the Terminated Participant's Account is not Vested, the amount therein shall be allocated to the accounts of the remaining Participants in accordance with the terms of the Plan as a Forfeiture as of the next succeeding Valuation Date.

	  Subject to the provisions of Section 6.5(d) hereof, unless the Terminated Participant otherwise elects in writing a later distribution date, distribution of a Terminated Participant's Account shall commence as soon as practicable following the termination of his employment (provided that a Terminated Participant's Vested benefit derived from Employer contributions may not be paid without his written consent if the value exceeds $3,500).

	  (b)  Subject to Appendix 6.4(b), the
	       determination as to whether a Participant's
	       Account is Vested shall be made on the basis of the Participant's number of years of Credited Service according to the following schedule:

		    Vesting Schedule

		    Years of
	       Credited Service  Percentage

		     0-4                0%
		       5              100%

	  (c)  The computation of a Participant's
	       nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article. In the event that the Plan is amended to change or modify the Vesting Schedule of Section 6.4(b) hereof, a Participant with at least three (3) years of Credited Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule, if more favorable to him than the Vesting Schedule provided under
	       Section 6.4(b) hereof. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

	       (1)  the adoption date of the amendment,

	       (2)  the effective date of the
		    amendment, or

	       (3) the date the Participant receives
		    written  notice of the amendment from
		    the Employer or Administrator.

	  (d)  If any Former Participant is reemployed
	       after a one year Period of Severance has occurred, his Credited Service shall include
	       Service prior to his one year Period of
	       Severance subject to the following rules:

	       (1)  Such Service shall be recognized
		    for vesting purposes only after he has
		    been employed for six Months of Service
		    following the date of his Reemployment
		    Commencement Date; and

	       (2)  Nonvested Former Participants shall
		    lose credits otherwise allowable under
		    (1) above if their consecutive one year
		    Periods of Severance equal or exceed the greater of five (5) or the aggregate number of their pre-severance Service.

     6.5  Distribution of Benefits

	  (a)  The Administrator, pursuant to the
	       election of the Participant (or if no
	       election has been made prior to the
	       Participant's death, by his Beneficiary), in his sole discretion, shall direct the Trustee to distribute to a Participant or his Beneficiary all amounts to which he is entitled under the Plan in one lump-sum payment.

	  (b)  Notwithstanding anything herein to the
	       contrary, cash dividends on shares of Company Stock allocable to Participants' Accounts may be paid to Participants or their Beneficiaries, as determined in the sole discretion of the Administrator, within 90 days after the close of the Plan Year in which the dividend is paid.

	  (c)  Except as limited by Sections 6.5 and
	       6.6, whenever the Trustee is to make a
	       distribution on or before an Anniversary
	       Date, the distribution may be made on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. Except, however, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin no later than one (1) year after the close of the Plan Year:

	       (1)  in which occurs the date on which
		    the Participant separates from Service
		    by reason of death, disability or
		    attainment of his Normal Retirement
		    Rate, or,

	       (2)  which is the fifth Plan Year
		    following the Plan Year in which the
		    Participant otherwise separates from
		    Service with the Employer (except that
		    this clause (2) shall not apply if the
		    Participant is reemployed by the
		    Employer before such year).

	  For purposes of this Section 6.5(c), a
	       Participant's benefits shall not include any portion of his Company Stock Account acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full.

	  (d)  Notwithstanding any provision in the
	       Plan to the contrary, a Participant's
	       benefits shall be distributed to him not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

     6.6  How Plan Benefits Will be Distributed

	  (a)  Distribution of a Participant's benefit
	       will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash.

	  (b)  The Trustee will make distribution from
	       the Trust only on instructions from the
	       Administrator.

	  (c)  Except as otherwise provided in this
	       Article, a Participant is not entitled to any payment, withdrawal or distribution under the Plan during his participation.

     6.7  Distributions For Minor Beneficiaries

	  In the event a distribution is to be made to a minor, then the Administrator may in the Administrator's sole discretion, direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to
	       Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor
	       Beneficiary shall fully discharge the
	       Trustee, Employer, and Plan from further liability on account thereof.

     6.8  Location of Participant or Beneficiary
	       Unknown

	  In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan; provided, however, that any such forfeited amount shall be reinstated as a payable benefit in the event a claim therefor is subsequently made by the Participant or his Beneficiary.

     6.9  Limitations on Benefits and Distributions

	  All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service or has not reached the "earliest retirement age" under the Plan.
	       For purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the respective meanings set forth in Code Section 414(p).

     6.10 Direct Rollovers

	  (a)  Notwithstanding any provision of the
	       Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

	  (b)  This Section 6.10 shall be effective
	       with respect to distributions made on or after January 1, 1993.

	  (c)  For purposes of this Section the
	       following definitions shall apply:

	       (1)  An eligible rollover distribution
		    is any distribution of all or any
		    portion of the balance to the credit of
		    the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

	       (2)  An eligible retirement plan is an
		    individual retirement account described
		    in Section 408(a) of the Code, an
		    individual retirement annuity described
		    in Code Section 408(b), an annuity plan
		    described in Code Section 403(a) or a
		    qualified trust described in Code
		    Section 401(a), that accepts the
		    distributee's eligible rollover
		    distribution.  However, in the case of
		    an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

	       (3)  A distributee includes an Employee
		    or former Employee.  In addition, the
		    Employee's or former Employee's
		    surviving spouse and the Employee's or
		    former Employee's spouse or former
		    spouse who is the alternate payee under
		    a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

	       (4)  A direct rollover is a payment by
		    the Plan to the eligible retirement plan specified by the distributee.

	  (d)  If, after receiving a notice pursuant to
	       Section 402(f) of the Code ("Section 402(f)
	       Notice"), a Participant elects to make or not make a direct rollover, a distribution may be made less than 30 days after the
	       Section 402(f) Notice is given, provided that:

	       (1)  the Administrator clearly informs
		    the Participant that the Participant has a right to a period of at least 30 days after receiving the Section 402(f) Notice to consider the decision of whether or not to elect a distribution, and

	       (2)  the Participant, after receiving
		    the Section 402(f) Notice, affirmatively elects a distribution.

     6.11 Directed Investment Account

	  (a)  Each "Qualified Participant" may elect
	       within 180 days after the close of each Plan
	       Year during the "Qualified Election Period" to direct the Trustee in writing to distribute to him at least 25 percent of the Participant's Company Stock Account (to the extent such portion exceeds the amount to which a prior election under this Section
	       6.11 applies). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent".

	  (b)  For the purposes of this Section the
	       following definitions shall apply:

	       (1)  "Qualified Participant" means any
		    Participant or Former Participant who
		    has completed ten (10) Plan Years of
		    Service as a Participant and has
		    attained age 55.

	       (2)  "Qualified Election Period" means
		    the six (6) Plan Year period beginning
		    with the Plan Year after the Plan Year
		    in which the Participant attains age 55
		    or if later, beginning with the Plan
		    Year after the first Plan Year in which
		    the Participant first became a
		    "Qualified Participant").






		       ARTICLE VII
	  AMENDMENT, TERMINATION, AND MERGERS


     7.1  Amendments

	  The Employer shall have the right at any time to amend the Plan by written instrument duly adopted by the Board. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may be made without the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

	  In addition, no such amendment shall have the effect of terminating the protections and rights set forth in Section 6.4(c), unless such termination shall then be permitted under the applicable provisions of the Code and Regulations.

     7.2  Termination

	  The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any termination (full or partial) or a complete discontinuance of contributions, all amounts theretofore credited to the affected Participants' Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture. Subject to the limitations of Section 3.4 hereof, all amounts outstanding in the Unallocated Company Stock Suspense Account at such time not used in repayment of any Exempt Loan then outstanding shall be allocated in accordance with the provisions of Section 3.3 and this Section 7.2. Upon such termination of the Plan, the Employer, by written notice to the Trustee and Administrator, may direct either:

	       (a)  complete distribution of the assets
		    in the Participants' Accounts to the
		    Participants in a manner consistent with the requirements of Article VI,

	       (b)  continuation of the Trust created
		    by this agreement and the distribution
		    of benefits at such time and in such
		    manner as though the Plan had not been
		    terminated, or

	       (c)  conversion of the Plan to another
		    form of qualified defined contribution
		    plan.

     7.3  Merger or Consolidation

	  This Plan and Trust may be merged or
	       consolidated with, or its assets and/or
	       liabilities may be transferred to any other
	       Plan and Trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.









		      ARTICLE VIII
		     ADMINISTRATION


     8.1  Powers and Responsibilities of the Employer

	  (a)  The Employer shall be empowered to
	       appoint and remove the Trustee and the
	       Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code and the Act.

	  (b)  The Employer shall furnish the Trustee
	       with all necessary cooperation to effectuate the exercise of the voting rights of the Trustee and the Participants under the terms of the Trust and to insure the confidential-ity of votes cast by the Participants with respect to company stock notices and information statements when voting rights must be exercised.

     8.2  Assignment and Designation of Administrative
	       Authority

	  The Employer shall appoint one or more
	       Administrators. Any person, including, but not limited to, one or more Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing a written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

	  The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

     8.3  Allocation and Delegation of Responsibilities

	  If more than one person is appointed as
	       Administrator, the responsibilities of each
	       Administrator may be specified by the
	       Employer and accepted in writing by each
	       Administrator.  In the event that no such
	       delegation is made by the Employer, the
	       Administrators may allocate the
	       responsibilities among themselves, in which
	       event the Administrators shall notify the
	       Employer and the Trustee in writing of such
	       action and specify the responsibilities of
	       each Administrator.   The Trustee thereafter
	       shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

     8.4  Powers and Duties of the Administrator

	  The primary responsibility of the
	       Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power to determine any questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

	  The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

	  (a)  to determine all questions relating to
	       the eligibility of Employees to participate or remain a Participant hereunder;

	  (b)  to compute, certify, and direct the
	       Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

	  (c) to authorize and direct the Trustee with respect to all non-discretionary or otherwise directed disbursements from the Trust;

	  (d)  to maintain all necessary records for
	       the administration of the Plan;

	  (e)  to interpret the provisions of the Plan
	       and to make and publish such rules for
	       regulation of the Plan as are consistent with the terms hereof; and

	  (f)  to assist any Participant regarding his
	       rights, benefits, or elections available under the Plan.

     8.5  Records and Reports

	  The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

     8.6  Appointment of Advisors

	  The Administrator may appoint counsel,
	       advisers, and other persons as the
	       Administrator deems necessary or desirable in connection with the administration of this Plan.

     8.7  Information from Employer

	  To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

     8.8  Payment of Expenses

	  All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution under Article IV hereof.

     8.9  Majority Actions

	  Except where there has been an allocation and delegation of administrative authority pursuant to Section 8.3, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

     8.10 Claims Procedure

	  Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

     8.11 Claims Review Procedure

	  Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to
	       Section 8.10 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 8.10. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days' written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of said 60 days' limitation due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.







		       ARTICLE IX
		     MISCELLANEOUS


     9.1  Participant's Rights

	  This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

     9.2  Alienation

	  (a)  Subject to the exceptions provided
	       below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

	  (b)  This provision shall not apply to a
	       "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

     9.3  Construction of Plan

	  This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of New York, other than its laws respecting choice of law, to the extent not preempted by the Act.

     9.4  Gender and Number

	  Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

     9.5  Legal Action

	  In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorneys' fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

     9.6  Prohibition Against Diversion of Funds

	  (a)  Except as provided below and otherwise
	       specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

	  (b)  In the event the Employer shall make a
	       contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such excessive contribution at any time within one
	       (1) year following the time of payment and the Trustee shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

     9.7  Bonding

	  Every Fiduciary, except a bank or an
	       insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

     9.8  Receipt and Release for Payments

	  Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative,
	       Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

     9.9  Action by the Employer

	  Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

     9.10 Named Fiduciaries and Allocation of
	       Responsibility

	  The "named Fiduciaries" of this Plan are (1)
	       the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility for holding the assets under the Trust. Each named Fiduciary warrants that any directions given, informat-ion furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Further-more, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

     9.11 Headings

	  The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

     9.12 Notices and Deliveries

	  All notices hereunder shall be in writing.
	       Any notices, payments or deliveries to the Employer shall be directed to the Human
	       Resources Department of the Employer at the following address:

	       Chock Full O'Nuts Corporation
	       370 Lexington Avenue
	       New York, New York  10017

	  Any notices, payments or deliveries to the Trustee shall be directed to the Trustee
	       Chock Full O'Nuts Corporation Employee Stock
	       Ownership Plan at the above address.

	  Any notices, payments or deliveries (other than to the Employer or Trustee) shall be directed to the addressee at the address designated by said addressee by notice to the Employer and the Trustee, or at such other address set forth herein. The Employer or the Trustee may designate a new address for the purpose of this Plan by notice to the other and to all Participants, Former Participants and Beneficiaries. Unless otherwise specified herein, notices shall be sent by registered or certified mail.

     9.13 Uniformity

	  All provisions of this Plan shall be
	       interpreted and applied in a uniform,
	       nondiscriminatory manner.

     9.14 Indemnification

	  Neither the Employer, any of its officers or directors, nor the Administrator shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan, unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The Employer shall indemnify or purchase insurance to underwrite indemnity for the Administrator and/or the Employer's board of directors against any personal liability or expense except for his own gross negligence.

     9.15 Voting Passthroughs, Tender Offers; Rights

	  (a) On all proposals on which the holders of shares of Company Stock are entitled to vote, each Participant shall have the right to direct the Trustee as to the manner in which to vote the Company Stock allocated to his Company Stock Account under the Plan.

	  (b)  In the case of a tender for any Company
	       Stock, each Participant shall have the right to direct the Trustee whether to accept or reject such tender in connection with all or any part of the Company Stock allocated to his Company Stock Account under the Plan.

	  (c)  With respect to any conversion or
	       subscription or other right appurtenant to Company Stock, each Participant shall have the right to direct the Trustee whether or not to exercise such right in connection with all or any part of the Company Stock allocated to his Company Stock Account under the Plan.

	  (d)  The Employer shall neither interfere
	       with nor in any way attempt to influence any direction conveyed by a Participant to the Trustee pursuant to the preceding subsections
	       (a), (b) or (c) of this Section 9.15, which direction shall be kept confidential at all times from the Employer by the Trustee.













		      ARTICLE X
		PARTICIPATING EMPLOYERS


     10.1 Adoption by Other Employers

	  Notwithstanding anything herein to the
	       contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

     10.2 Requirements of Participating Employers

	  (a)  The Transfer of any Participant from or
	       to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

	  (b)  Any expenses of the Trust which are to
	       be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

     10.3 Designation of Agent

	  Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have irrevocably designated the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

     10.4 Employee Transfers

	  It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

     10.5 Participating Employer's Contribution

	  All contributions made by a Participating
	       Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan.

     10.6 Discontinuance of Participation

	  Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

     10.7 Administrator's Authority

	  The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating
	       Employers and all Participants, to effectuate
			      the purpose of this Article.

	       IN WITNESS WHEREOF, this Plan has been
	       executed by a duly authorized officer of the Company as of this ________ day of August, 1994.



				 CHOCK FULL O'NUTS CORP.



				 By:___________________________
				    Howard M. Leitner
				       President






		SECRETARY'S CERTIFICATE

	  I, Howard M. Leitner, Secretary of the June
     27, 1994 meeting of the Board of Directors of Chock
     Full O'Nuts Corporation hereby certify that the foregoing document comprises the Chock Full O'Nuts
     Corporation Employee Stock Ownership Plan, as amended and restated, adopted pursuant to resolution duly adopted by the Board of Directors of said Corporation, and that said Plan is currently in full force and effect.






     Dated:___________________   _____________________________
				      Howard M. Leitner
				      Secretary of the
     Meeting





		CHOCK FULL O'NUTS CORPORATION

	       EMPLOYEE STOCK OWNERSHIP PLAN

		       APPENDIX 1.11


	  Any employees of the Cain's Coffee Co. who became employees of the Employer pursuant to the Stock Purchase Agreement dated as of October 16, 1992 between the Employer and
	       Nestle' Beverage Company shall have all
	       service rendered to Cain's Coffee Co. prior to such acquisition recognized for eligibility for benefit commencement and vesting purposes hereunder.

	  No service with Cain's Coffee Co. shall be recognized for purposes of eligibility to participate or allocations of Company Stock.
	       Accordingly, such employees shall not be eligible to participate before January 1, 1994.






		    Appendix 3.4(g)


		 TOP HEAVY REQUIREMENTS


     1.1  In General

     The terms of this Appendix 3.4(g) shall take effect with respect to the Chock Full o'Nuts Corporation Employee Stock Ownership Plan (the "Plan") in any Plan Year (as defined in the Plan) in which the Plan is Top Heavy or Super Top Heavy (as defined herein). Hereafter, any term that is defined in the Plan shall have in this Appendix 3.4(g) the same meaning ascribed to it in the Plan, unless the context clearly indicates a different meaning.

     1.2  Definitions

	       (a)  "Key Employee" means an Employee as
	       defined in Code Section 416(i) and the Regulations thereunder. Generally, an Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year or any of the preceding four
	       (4) Plan Years, has been included in one of the following categories:

	  1. an officer of the Employer (as that term is deemed within the meaning of the Regulations under Code Section 416) having annual "415
		    Compensation" greater than 150 percent of the amount in effect under Code Section
		    415(c)(1)(A) for any such Plan Year.

	  2. one of the 10 employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and one of the ten largest interests in the Employer.

	  3.   a "five percent owner" of the Employer.
		    "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5 %) of the outstanding stock of the Employer or stock possessing more than five (5 %) percent of the total of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interests in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.

	  4. a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one (1%) percent of the total combined voting power of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interests in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), and (m) shall be taken into account.

	  5. "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

	  6. "Super Top Heavy Plan" means a plan described in Section 1.4(b) of this Appendix 3.4(g).

	  7.   "Top Heavy Plan" means a plan described in
		    Section 1.4(a) of this Appendix 3.4(g).

	  8.   "Top Heavy Plan Year" means that, for a
		    particular Plan Year, the Plan is a Top Heavy
		    Plan.

     1.3  Plan Requirements

     For any Top Heavy Plan Year, the Plan shall provide special minimum allocation requirements in accordance with Code Section 416(c) pursuant to the terms hereof.

     1.4  Determination of Top Heavy Status

	       (a)  This Plan shall be a Top Heavy Plan for
	       any Plan Year in which, as of the Determination Date (as defined herein), (1) the Present Value of Accrued Benefits (as defined herein) of Key Employees and (2) the sum of the Aggregate Accounts (as defined herein) of Key Employees under this Plan and all plans of an Aggregation Group (as defined herein), exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

	       If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top
	       Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

	       (b)  This Plan shall be a Super Top Heavy
	       Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

	       (c)  "Aggregate Account": A Participant's
	       Aggregate Account as of the Determination Date is the sum of:

	       (1)  his Participant's Account balance as of
			 the most recent valuation occurring
			 within a twelve (12) month period ending on the Determination Date;

	       (2)  an adjustment for any contributions due
			 as of the Determination Date.  Such
			 adjustment shall be the amount of any
			 contributions actually made after the
			 valuation date but on or before the
			 Determination Date, except for the first
			 Plan Year when such adjustment shall
			 also reflect the amount of any
			 contributions made after the
			 Determination Date that are allocated as of a date in that first Plan Year;

	       (3)  any Plan distributions made within the
			 Plan Year that includes the
			 Determination Date or within the four
			 (4) preceding Plan Years.  However, in
			 the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph;

	       (4)  any Employee contributions, whether
			 voluntary or mandatory.  However,
			 amounts attributable to tax deductible
			 qualified deductible employee
			 contributions shall not be considered to be a part of the Participant's Aggregate
			 Account balance;

	       (5)  with respect to unrelated rollovers and
			 plan-to-plan transfers (ones which are
			 both initiated by the Employee and made
			 from a plan maintained by one employer
			 to a plan maintained by another
			 employer), if this Plan provides the
			 rollovers or plan-to-plan transfers, it
			 shall always consider such rollovers or
			 plan-to-plan transfers as a distribution for the purpose of this Section.

	       (6)  with respect to related rollovers and
			 plan-to-plan transfers (ones either not
			 initiated by the Employee or made to a
			 plan maintained by the same employer),
			 if this Plan provides the rollover or
			 plan-to-plan transfer, it shall not be
			 counted as a distribution for purposes
			 of this Section.  If this Plan is the
			 plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate
			 Account balance, irrespective of the
			 date on which such rollover or plan-to-plan transfer is accepted.

	       (7)  For the purposes of determining whether
			 two employers are to be treated as the
			 same employer in (5) and (6) above, all
			 employers aggregated under Code Section
			 414(b), (c) or (m) are treated as the
			 same employer.

	       (d)  "Aggregation Group" means either a
	       Required Aggregation Group or a Permissive
	       Aggregation Group as hereinafter determined.

	       (1)  Required Aggregation Group: In
			 determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the
			 Determination Date or any of the four
			 preceding Plan Years, and each other
			 plan of the Employer which enables any
			 plan in which a Key Employee
			 participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

		    In the case of a Required Aggregation
			 Group, each plan in the group will be
			 considered a Top Heavy Plan if the
			 Required Aggregation Group is a Top
			 Heavy Group.  No plan in the Required
			 Aggregation Group will be considered a
			 Top Heavy Plan if the Required
			 Aggregation Group is not a Top Heavy
			 Group.

	       (2)  Permissive Aggregation Group:  The
			 Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

		    In the case of a Permissive Aggregation
			 Group, only a plan that is part of the
			 Required Aggregation Group will be
			 considered a Top Heavy Plan if the
			 Permissive Aggregation Group is a Top
			 Heavy Group.  No plan in the Permissive
			 Aggregation Group will be considered a
			 Top Heavy Plan if the permissive
			 Aggregation Group is not a Top Heavy
			 Group.

	       (3)  Only those plans of the Employer in
			 which the Determination Dates fall
			 within the same calendar year shall be
			 aggregated in order to determine whether such plans are Top Heavy Plans.

	       (4)  An Aggregation Group shall include any
			 terminated plan of the Employer if it
			 was maintained within the last five (5)
			 years ending on the Determination Date.

	       (e)  "Determination Date" means (a) the last
	       day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan
	       Year.

	       (f)  Present Value of Accrued Benefit:  In
	       the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code
	       Section 411(b)(1)(C).

	       (g)  "Top Heavy Group" means an Aggregation
	       Group in which, as of the Determination Date, the sum of:

	       (1)  the Present Value of Accrued Benefits of
			 Key Employees under all defined benefit
			 plans included in the group, and

	       (2)  the Aggregate Accounts of Key Employees
			 under all defined contribution plans
			 included in the group,

	  exceeds sixty percent (60%) of a similar sum determined for all Participants.

     1.5  Minimum Allocations Required For Top Heavy Plan
     Years

	       (a)  Notwithstanding the provisions of
	       Section 3.4 of the Plan, for any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to at least three percent (3 %) of such Non-Key Employee's "415 Compensation". However, if (i) the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3 %) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee.

	       (b)  For any Plan Year when (1) the Plan is a
	       Top Heavy Plan but not a Super Top Heavy Plan and
	       (2) a Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is top heavy, the extra minimum allocation shall be provided for each Non-Key Employee who is a Participant only in this Plan by substituting four percent (4%) for three percent (3%) in the Section above.

	       (c)  For purposes of the minimum allocations
	       set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

	       (d) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year.

	       (e)  In lieu of the above, in any Plan Year
	       in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employee shall not be required to provide such Non-Key Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation. Therefore, for any Plan Year when the Plan is a Top Heavy Plan, Non-Key Employees who are participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of
	       (1) one-twelfth (1/12th) of "415 Compensation" averaged over five (5) consecutive "limitation years" (or actual "limitation years" if less) which produce the highest average and (i) two per-cent (2%) multiplied by years of Credited Service when the Plan is top heavy, or (ii) twenty percent (20%).

     1.6  Limitation Year

     Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 in Sections 4.40(j)(1) and 4.4(k) of the Plan unless the extra minimum allocation is being provided pursuant to Section 1.5(b) of this Appendix 3.4(g). However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

     1.7  Vesting

     Notwithstanding the provisions of Section 7.4(b) of the Plan, for any Top Heavy Plan Year, the determination as to whether a Participant's Account is Vested shall be made on the basis of the Participant's number of years of Credited Service according to the following schedule:

			     Vesting Schedule

     Years of Credited Service              Percentage

	      2                                     20
	      3                                     40
	      4                                     60
	      5                                     80
	      6 or more                            100







		       Appendix 7.4(b)


	       Notwithstanding the provisions of
     Section 7(b) of the Plan, all Employees of Hillside Coffee of California, Inc. who were Participants in the Plan as of the date on which ownership of the stock of Hillside Coffee of California, Inc. was acquired by Gourmet Coffees of America, Inc., shall be fully vested in their Participant's Accounts under the Plan.